SECURITY AGREEMENT



         The undersigned, organized and duly existing under the laws of the State of Illinois with a mailing address at 5233 Hohman Avenue, Hammond, Indiana 46320 (hereinafter called "DEBTOR") for valuable consideration, receipt whereof is hereby acknowledged, hereby grants to DEERE PARK CAPITAL MANAGEMENT, INC., the secured party hereunder (hereinafter called "LENDER"), a security interest in Equipment, whether now owned or existing or hereafter created, acquired or arising, or in which the DEBTOR now has or hereafter acquires any rights (the term "Equipment" means and includes all equipment and any other machinery, tools, fixtures, trade fixtures, furniture, furnishings, office equipment, vehicles (including vehicles subject to a certificate of title law), and all other goods now or hereafter used or usable in connection with the DEBTOR's business, together with all parts, accessories and attachments relating to any of the foregoing (all of which items or property are hereinafter referred to as the "Collateral"), to secure the payment of any and all liabilities of EIF Holdings, Inc., the parent company of DEBTOR ("EIF"), to LENDER, now existing or hereafter arising, pursuant to a Note by EIF to LENDER dated the date hereof, in the original principal amount of Two Million, Five Hundred Thousand ($2,500,000.00) Dollars (the "Note"), with such security interest being granted as an inducement and accommodation to EIF to make a loan to DEBTOR in the principal amount of Two Million, Five Hundred Thousand ($2,500,000.00) Dollars, it being the intention of the parties hereto that this instrument shall constitute a security agreement within the meaning of the Uniform Commercial Code with respect to so much of the Collateral as may be considered for the benefit of the LENDER to secure the indebtedness evidenced by the Note and secured by this Agreement, and all other sums and charges which may become due hereunder or thereunder (collectively, the "Obligations"). The security interest held by the LENDER shall cover cash and non-cash proceeds of the Collateral, but nothing contained herein shall be construed as prohibiting, either expressly or by implication, the sale or other disposition of the Collateral by the DEBTOR in the ordinary course of business.

         The DEBTOR covenants and agrees that, as of the execution hereof and upon the subsequent acquisition of such Collateral now or hereafter, the DEBTOR shall:

          (a) execute and deliver to the LENDER, in the form appropriate for recording and filing, financing statements on all such Collateral;

         (b) provide to the LENDER such other assurances as may be required by the LENDER to establish the LENDER's security interest in such Collateral; and

         (c) execute, deliver and cause to be recorded and filed from time to time, upon reasonable notice and request, and at the DEBTOR's sole cost and expense, continuances and such other instruments as will maintain the LENDER's security in such Collateral.

         The DEBTOR warrants and represents that all Collateral now is, and that all replacements thereof, substitutions therefor or additions thereto will be, free and clear of liens, encumbrances or security interests of others, except for Permitted Encumbrances.

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For purposes of this  Agreement,  the term  "Permitted  Encumbrances"  means (i)
liens for taxes, assessments and other governmental charges not yet due and payable, or being contested in good faith by permissible proceedings; (ii) customary retention of title provisions contained in contracts with suppliers for purchase of goods or equipment entered into in the ordinary course of business pending payment for such goods or equipment in accordance with customary payment terms; (iii) mechanics', warehousemen's, landlords' and other similar statutory liens incurred in the ordinary course of business; (iv) easements, rights-of-way, covenants, conditions and other restrictions which do not materially interfere with the present use, occupancy or operation of any
real  property;   (v)  roads  and  highways,   spurs  and  switch  tracts,   and
rights-of-way of any railroad serving any real property; (vi) planning, zoning, business and other similar governmental regulations; (vii) unrecorded easements or rights-of-way for any utilities providing utility services to any real property; (viii) encroachments which do not materially interfere with the use, occupancy or operation of any real property and which are disclosed on the survey delivered with respect to each property listed on Schedule 4(l) attached hereto (the "Survey"); (ix) all matters disclosed on the Survey; and (x) those encumbrances referenced in Schedule 4(c) and 4(l) attached hereto and made a part hereof.

         DEBTOR hereby warrants and covenants to LENDER as follows:

         1. That except for the security interest granted hereby and the Permitted Encumbrances, DEBTOR is, or to the extent that this Agreement states that the Collateral is to be acquired after the date hereof, will be the owner of the Collateral free from any adverse lien, security interest, or other encumbrance.

         2. That the Collateral is not used or bought primarily for personal, family or household purposes.

         3. That, except as set forth below in Section 5, the Collateral will be kept at the address as listed above; that DEBTOR will promptly notify LENDER of any change in the location of the Collateral within said State; and that, except as set forth below in Section 5, DEBTOR will not remove the Collateral from said State without the written consent of LENDER, such consent not to be unreasonably withheld.

         4. That if the Collateral has been attached or is to be attached to real estate, a description of the real estate is as set forth on Schedule 4(l) attached hereto.

         5. That if the Collateral is of a type normally used in more than one state (such as automotive equipment, rolling stock, airplanes, road building equipment, commercial harvesting equipment, construction machinery and the like) and DEBTOR has a place of business in more than one state, the chief place of business of DEBTOR is that shown at the beginning of this Agreement and DEBTOR will immediately notify LENDER in writing of any change in DEBTOR's chief place of business.

         6. Except for Permitted Encumbrances, no financing statement covering any Collateral or any process thereof is on file in any public office, and that at the request of LENDER, DEBTOR will join with LENDER in executing one or more financing statements pursuant to the Uniform Commercial Code in form satisfactory to LENDER and will pay the cost of filing the same in all public offices wherever filing is reasonably deemed by LENDER to be necessary or desirable.


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         7. That DEBTOR will not sell or offer to sell or otherwise transfer the
Collateral or any interest therein except in the ordinary course of business.

         8. That DEBTOR will have and maintain or cause to have maintained insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage) and theft.

         9. That except for the Permitted Encumbrances, the DEBTOR will keep the Collateral free from any adverse lien, security interest or encumbrance and will not waste or destroy the Collateral or any part thereof; and that LENDER may examine and inspect the Collateral at any reasonable time, upon prior written notice.

         10. That DEBTOR will pay promptly when due all taxes and assessments upon the Collateral, except for such taxes and assessments which are being contested in good faith by DEBTOR.

         11. At its option, LENDER may discharge taxes and assessments at any time levied or placed on the Collateral, except for such taxes and assessments which are being contested in good faith by DEBTOR. DEBTOR agrees to reimburse LENDER on demand for any payment made by LENDER pursuant to the foregoing authorization.

         12. Until the declaration of an Event of Default (as defined below) which remains uncured fifteen (15) days after DEBTOR's receipt of notice of such default, DEBTOR may have possession of the Collateral and use it in any manner not inconsistent with this Agreement.

         13. The occurrence of any one or more of the following events shall constitute an event of default hereunder ("Event of Default") if it remains uncured fifteen (15) days after DEBTOR's receipt of notice of such default:

          (a) The failure of DEBTOR to pay any sum when due and payable under the Note;

                  (b) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of DEBTORS (a "Bankruptcy Law"), the DEBTOR shall (1) commence a voluntary case or proceeding; (2) consent to the entry of an order for relief against it in an involuntary case; (3) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (4) make an assignment for the benefit of its creditors; or (5) admit in writing its inability to pay its debts as they become due.


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                  (c) If a court of  competent  jurisdiction  enters an order or decree under any Bankruptcy Law that (1) is for relief against DEBTOR in an involuntary case; (2) appoints a trustee, receiver, assignee, liquidator or similar official for the DEBTOR or any substantial part of any of DEBTOR's properties; or (3) orders the liquidation of the DEBTOR and the order or decree is not dismissed within ninety (90) days.

         14. Upon such Event of Default, or at any time or times thereafter if such Event of Default remains uncured, LENDER may declare all Obligations secured hereby immediately due and payable and shall have the remedies of a secured party under the Uniform Commercial Code and any options as heretofore stated in this Agreement. LENDER may require DEBTOR to assemble the Collateral and make it available to LENDER at a place to be designed by LENDER which is reasonably convenient to both parties. Whenever notification with respect to the sale or other disposition of the Collateral is required by law, such notification of the time and place of public sale, or of the date after which a private sale or of other intended disposition is to made, shall be deemed reasonable if mailed, postage prepaid, addressed to DEBTOR and given at least twenty (20) days before the time of such public sale or the date after which any such private sale or other intended disposition is to be made, as the case may be.

         15. The rights created by this Agreement shall inure to the benefit of, and the obligations created thereby shall be binding upon, the respective successors and assigns of the parties hereto.

         16. This Agreement and all rights and obligations hereunder, including matters of construction, validity and performance, shall be governed by the laws of the State of Illinois, to the jurisdiction of whose Courts the party hereto submit.

         17. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the notice recipient, with copies to such party's counsel, as set forth below:

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




If to the LENDER:Deere Capital Management, Inc.  Copy to: Sephen N. Engberg,Esq.
                 650 Dundee Road, Suite 460               Stephen Engberg &
                 Northbrook, IL 60062                     Associates, P.C.
                                                          333 W. Wacker Drive
                                                          Suite 2020
                                                          Chicago, IL 60606
                                                          Fax: (312) 606-0106

If to the DEBTOR:          Frank J. Fradella  Copy to:     Aaron A. Gilman, Esq.
                           President & CEO                 Devine, Millimet &
                           EIF Holdings, Inc .             Branch, P.A.
                           616 FM 1960 West                12 Essex Street,
                           Suite 630                       P.O. Box 39
                           Houston, TX 77090               Andover, MA  01810
                           Fax: 281-537-9668               Fax 978-470-0618

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth in this Section using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address and/or the notice recipient to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         LENDER hereby warrants and covenants as follows:

         1. That DEBTOR has acknowledged the existence and perfection of Harris Trust and Savings Bank's ("Harris") first position security interest in and to the Collateral, and that the LENDER's security interest in and to the Collateral hereunder and pursuant to the Note shall be subordinated and junior to Harris' security interest described herein pursuant to that certain Debt Subordination Agreement, dated the date hereof, by and among the DEBTOR, Harris, EIF Holdings, Inc., and LENDER and shall be subject to the Permitted Encumbrances.

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




         Signed, sealed and delivered on this 18th day of November, 1997.

                                                     J.L. MANTA, INC.

                                                     By:
                                                          Name:
                                                          Title:

ACCEPTED AND AGREED:

DEERE PARK CAPITAL MANAGEMENT, INC.


By:
      Name:
      Title:

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